                          UAM FUND DISTRIBUTORS, INC.
                              211 Congress Street
                          Boston, Massachusetts 02110


________________________________________________________________________________

                           BROKER SERVICES AGREEMENT
            UAM FUNDS, INC., UAM FUNDS, INC. II AND UAM FUNDS TRUST
                         (Institutional Class Shares)
________________________________________________________________________________



Broker:_________________________________

Gentlemen:

     We offer to make available to your customers, through you acting as broker or agent on behalf of such customers, Institutional Class Shares (the "Shares") of the Portfolios of UAM Funds, Inc., UAM Funds, Inc. II and of UAM Funds Trust (each Portfolio is referred to herein as the "Fund") with respect to which we have been retained to act as exclusive national distributor and which are offered for sale pursuant to currently effective federal Prospectuses describing such Shares.

CUSTOMERS:
----------

     The customers whom you assist in purchasing, or for whom you purchase, Shares are for all purposes your customers and not our customers. Subject to the further provisions of this Agreement, the applicable provisions of the Prospectuses for the Shares, federal and state securities laws and the rules of the NASD, we may sell Shares to your customers through you and upon your order.

OFFERING PRICE TO PUBLIC:
-------------------------

     Orders for Shares received from you and accepted by the Fund, will be at the public offering price applicable to each order as set forth in that Fund's Prospectus relating to such Shares. The manner of computing the net asset value of Shares, the public offering price and the effective time of orders received from you are described in the Prospectuses for the Shares. We reserve the right, at any time and without notice, to suspend the sale of Fund Shares.

SALES, ORDERS AND CONFIRMATIONS:
--------------------------------

     In purchasing Fund Shares for customers or otherwise, you shall not act as dealer for your own account, and in no transaction shall you have any authority to act as agent for the Fund, for any other selected dealer or for us. No person is authorized to make any representation concerning the Shares or any Fund except those contained in the relevant and current Prospectus and in written information issued by the Fund or by us as a supplement to such Prospectus. In purchasing Fund Shares, you shall rely solely on such representations contained in the Prospectus and in such written supplemental information.

     All sales are made subject to confirmation and orders are subject to acceptance or rejection by the Fund in its sole discretion. Your orders must be wired, telephoned or written to the Fund as provided in the relevant and current Prospectus. You agree to place orders solely upon receipt of orders for the same number of Shares and at the same price from your customers and for your customers' accounts, and that you will not otherwise purchase Shares except for investment. You will not, as principal, purchase or sell Fund Shares, but will act solely as agent for your customers in all transactions initiated by you, and as between you and your customers, your customers will be the beneficial owners of the Shares. Each of your orders shall be confirmed by you in writing on the same day. The procedures relating to the handling of orders shall be subject to such further instructions as we may issue from time to time.

PAYMENT AND ISSUANCE OF CERTIFICATES:
-------------------------------------

     The Shares purchased by you on behalf of your customers hereunder shall be paid for in full at the public offering price, by check payable to the Fund, at its office, within three business days after our acceptance of your order. If not so paid, we reserve the right to cancel the sale and to hold you responsible for any loss sustained by us or the Fund (including lost profit) in consequence. Certificates representing the Shares will not be issued.

REDEMPTIONS:
------------

     The relevant Prospectus describes the provisions whereby a Fund, under all ordinary circumstances, will redeem Shares held by shareholders on demand. You agree that you will not make any representations to shareholders relating to the redemption of their Shares other than the statements contained in the relevant and current Prospectus, and the underlying organizational documents of the Fund, to which it refers, and that you will quote as the redemption price only the price determined by the Fund.

SERVICE FEES:
-------------

     We expect you to provide services and assistance (the "Services") to your customers who own Fund Shares, including but not limited to, answering routine inquiries regarding the Shares or a Fund or the status of a customer's account and providing information to customers relating to maintaining their investment in the Fund. Certain of the managers (the "Managers") of the Funds may, from time to time, determine to provide additional support for the distribution and marketing of, and/or the provision of services to the holders of, the Shares in the form of payments or additional payments to selected broker-dealers who enter into Services Agreements with us. Accordingly, for your Services in respect of Shares of any Fund the Manager of which has determined to provide such additional support and has adopted a Supplemental Plan (a "Supplemental Plan"), you will receive a supplemental fee (the "Supplemental Fees"), as established by each particular Manager from time to time, subject to the further provisions of this Agreement, the terms of the then current and applicable Prospectus relating to such Shares and the instructions received by us from such Manager. The Supplemental Fees, if any, in respect of Shares of a particular Fund may be based on such factors as initial and/or current purchase prices or net asset values of such Shares acquired by or held in the accounts of your customers or certain customers and the periods for which such shares have been held and may be subject to such other minimums as may be established by the Managers or by us from time to time. Such Supplemental Fees shall be at the rates of which shall be as provided in the schedule of fees set forth in Appendix A attached hereto, as the same may be amended by us at any time and from time to time by notice thereof to you; provided, however, that in no event shall any such fees be in excess of the current rates set forth in any form of subsequent notice furnished to you by us or on our behalf, or by the Manager or the Fund.

     We reserve the right, at any time, without notice, to modify, suspend or terminate payments hereunder, or any component of such payments, either with respect to one or more Funds or classes of Shares or generally with respect to the Funds and the Shares; and the payment of Supplemental Fees hereunder shall be automatically suspended or terminated if and to the extent that payments from the relevant Manager are suspended or terminated, or automatically reduced if and to the extent that the corresponding rates of payments to be made from the relevant Manager are reduced. Any such action may be for any reason whatsoever or no reason at all; and you agree that you shall not be entitled to any payments for any period after the effective date of any such suspension or termination, nor shall you be entitled to any payments after the effective date of any such modification or reduction except as may be calculated pursuant to a modified or reduced schedule of fees substituted for the previously effective schedule.

     You understand and agree that we merely administer and forward payments pursuant to the Supplemental Plans of the Managers and that we shall have no liability to you for such payments. Accordingly, you agree that anything to the contrary herein notwithstanding (i) we shall have no liability to you, and you shall have no recourse whatsoever against us or our assets, for any payment for which provision is made in this Agreement, and (ii) your sole recourse, if any, in respect of any such payment for which provision is made in this Agreement shall be against the respective Fund or Manager, as the case may be.

LEGAL COMPLIANCE:
----------------

     This Agreement and any transaction with, or payments to, you pursuant to the terms hereof is conditioned on your representations to us that, as of the date of this Agreement (i) you are, and at all times during its effectiveness you will be, a registered broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"), or that the 1934 Act does not require you to be so registered and such a member; and (ii) you are, and at all times during its effectiveness you will be, qualified under applicable state securities laws in each jurisdiction in which the actions contemplated to be taken by you under this Agreement require you to be qualified to act as a dealer in securities. You agree to notify us promptly in writing and immediately suspend sales of Shares if this representation ceases to be true. You also agree that you will comply with the rules of the NASD including, in particular, Sections 2, 21(c) and 26 of Article III of its Rules of Fair Practice, as amended, or, if you are not required to be a member of the NASD, with the applicable rules and regulations of any organization, agency or authority having jurisdiction in such matters; and, further, you agree that you will maintain adequate records with respect to your transactions with us and the Funds.

BLUE SKY MATTERS:
-----------------

     We shall have no obligation or responsibility with respect to your right to sell Shares in any state or jurisdiction. We may furnish you with information identifying the states and jurisdictions where the Shares of a Fund are qualified for sale; and you will not transact orders for Shares except in such states and jurisdictions as identified by us.

LITERATURE:
-----------

     We will furnish you with copies of each Fund's relevant Prospectus and sales literature (if any) and other information made publicly available by us or the Fund which relate to the Fund or the Shares of such Fund, in reasonable quantities upon your request. You agree to deliver a copy of the current and relevant Prospectus in accordance with the provisions of the Securities Act of 1933 to each purchaser of Shares. We shall file Fund sales literature and promotional material with the NASD as required. You may not publish or use any sales literature or promotional materials with respect to the Shares, the Funds or any Fund without our prior review and written approval.

NOTICES AND COMMUNICATIONS:
---------------------------

     All communications from you (other than purchase and sale orders) should be addressed to us at 211 Congress Street, Boston, Massachusetts 02110, Attention:
Compliance Officer. Any notice from us to you shall be deemed to have been duly given if mailed or telegraphed to you at the address set forth below. Each of us may change the address to which notices shall be sent by notice to the other in accordance with the terms hereof.

TERMINATION:
------------

     This Agreement may be terminated by either party at any time by written notice to that effect and will terminate without notice upon the appointment of a trustee for you under the Securities Investor Protection Act, or any other act of insolvency by you. Notwithstanding the termination of this Agreement, you shall remain liable for any amounts otherwise owing to us or the Funds and for your portion of any transfer tax or other liability which may be asserted or assessed against the Fund, or us.

AMENDMENT:
----------

     This Agreement may be amended or revised to modify, suspend or terminate payments hereunder as provided in the section above entitled "Service Fees" or to amend Appendix A as provided in said section. This Agreement may be otherwise amended or revised at any time by us upon notice to you and you will be deemed to have accepted any such other amendment or revision upon placing any subsequent order for Shares.

GENERAL:
--------

     Your acceptance hereof will constitute an obligation on your part to observe all the terms and conditions hereof. In the event that you breach any of the terms and conditions of this Agreement, you will indemnify us, the Funds, and our affiliates for any damages, losses, costs and expenses (including reasonable attorneys' fees and expenses) arising out of or relating to such breach. In the event that we breach any of the terms and conditions of this Agreement, we will indemnify you and your affiliates for any damages, losses, costs and expenses (including reasonable attorneys' fees and expenses) arising out of or relating to such breach. Nothing contained herein shall constitute you, us and any brokers or dealers an association or partnership. All references in this Agreement to the "Prospectus" refer to the then current and relevant version of the Prospectus of the particular Fund or Funds concerned and include the Statement of Additional Information incorporated by reference therein and any stickers or supplements thereto.

     This Agreement is to be construed in accordance with the laws of The Commonwealth of Massachusetts.

     Please confirm this Agreement by dating and executing, by your duly authorized representative, one copy of this Agreement below and return it to us. Keep the enclosed duplicate copy for your records.

                                     UAM FUND DISTRIBUTORS, INC.

                                     BY: ____________________________________
                                         (Name of Officer and Title)

                     BROKER SERVICES AGREEMENT ACCEPTANCE
                     ------------------------------------

UAM FUND DISTRIBUTORS, INC.

     The undersigned hereby confirms its acceptance of, and agreement to the terms of, the foregoing Broker Services Agreement and acknowledges that any purchase of Fund Shares made during the effectiveness of this Agreement is subject to all the applicable terms and conditions set forth in this Agreement, and agrees to pay for the shares at the price and upon the terms and conditions stated in the Agreement. The undersigned hereby acknowledges receipt of Prospectuses relating to the Fund Shares and confirms that, in executing this Broker Services Agreement, it has relied on such Prospectuses and not on any other statement whatsoever, written or oral.

                PLEASE SIGN HERE AND COMPLETE BELOW

                ________________________________________________________________
                (Full Corporate Name of Broker)

                By:_____________________________________________________________
                   (Name of Officer and Title)

                   _____________________________________________________________
                   (Broker's Tax Identification No,)

                   _____________________________________________________________
                   (Notice Address -- Please include name of compliance contact)

                Date:___________________________________________________________

                                  APPENDIX A
                               SCHEDULE OF FEES
                               SUPPLEMENTAL FEES

Supplemental fees for sales of shares in the Funds set forth below will be determined quarterly as of the end of each calendar quarter. Supplemental fees will consist of the following:

(i) Once an account becomes a shareholder of the UAM Funds, a payment at an annual rate of 20 basis points applied to the average daily net assets in the account (excluding money market assets which will be paid at an annual rate of 5 basis points of average daily net assets for such funds) for that calendar quarter. These payments will be made after the completion of each calendar quarter, based on the average daily net assets in the respective accounts. Amounts related to investments for partial quarters will be pro-rated based on the number of calendar days that the account is a shareholder during that quarter.

(ii) Balances in a shareholder account exchanged into another shareholder account or into another Portfolio of the Funds will continue to accrue and be paid at the applicable rate, but in no event will any such payment exceed the rate that would have been applicable had such exchange not occurred.

Revised 1/2001

Name of Fund
------------

Acadian Emerging Markets Portfolio (I)*

Analytic Defensive Equity Fund (I)

Analytic Enhanced Equity Fund (I)

Analytic International Fund (I)

Analytic Master Fixed Income Fund (I)

Analytic Short-Term Government Fund (I)

Cambiar Opportunity Portfolio (I)

C&B Balanced Portfolio (I)

C&B Equity Portfolio (I)

C&B Equity Portfolio for Taxable Investors (I)*

C&B Mid Cap Equity Portfolio (I)

Chicago Asset Management Value/Contrarian Portfolio (I)

Clipper Focus Portfolio (I)

DSI Limited Maturity Bond Portfolio (I)

DSI Money Market Portfolio (I)

Independence Small Cap Value Portfolio (I)

IRA Capital Preservation Portfolio (I)*+

FMA Small Company Portfolio (I)

FPA Crescent Portfolio (I)

Heitman Real Estate Portfolio (I)

McKee Domestic Equity Portfolio (I)

McKee International Equity Portfolio (I)*

McKee Small Cap Equity Portfolio (I)*

McKee U.S. Government Portfolio (I)*

MJI International Equity Portfolio (I)

MJI International Equity Portfolio (I)

NWQ Special Equity Portfolio (I)

Pell Rudman Mid-Cap Growth Portfolio (I)

Rice, Hall, James Small Cap Portfolio (I)

Rice, Hall, James Small/Mid Cap Portfolio (I)

Sirach Bond Portfolio (I)

Sirach Equity Portfolio (I)

Sirach Growth Portfolio (I)

Sirach Growth II Portfolio (I)

Sirach Special Equity Portfolio (I)

Sirach Strategic Balanced Portfolio (I)

Sterling Partners' Balanced Portfolio (I)

Sterling Partners' Equity Portfolio (I)

Sterling Partners' Small Cap Value Portfolio (I)

TS&W Balanced Portfolio (I)

TS&W Equity Portfolio (I)

TS&W Fixed Income Portfolio (I)

TS&W International Equity Portfolio (I)*

TS&W International Octagon Portfolio (I)


*  Please note that these Portfolios have a redemption fee.

+  This Portfolio is offered to IRA accounts only.

                          UAM FUND DISTRIBUTORS, INC.
                          ---------------------------

     UAM Fund Distributors, Inc., the distributor of the UAM Funds, Inc. and UAM Funds Trust (collectively, the "Funds"), is a member of the National Securities Clearing Corporation ("NSCC") Fund/Serv. Accordingly, transactions in shares of portfolios of the Funds may be processed through Fund/Serv. If you are interested in utilizing Fund/Serv, please provide the information requested below.

               Firm Name:     ____________________________________

               Address:       ____________________________________

                              ____________________________________

                              ____________________________________

              NSCC Dealer #:              ________________________

              NSCC Dealer Alpha Code:     ________________________

              NSCC Clearing #:            ________________________

              Phone Number:               ________________________

              Fax Number:                 ________________________

              Mutual Fund Contact:        ________________________

     UAM Fund Distributors, Inc. has also executed and filed with the NSCC the Investment Company Institute's ("ICI") Standard Networking Agreement. Provided your firm has also executed and filed such agreement, Networking may be utilized. If your firm wishes to utilize Networking, please complete the below acknowledgment. By completing this acknowledgment, you agree that your firm will participate in Networking under the terms of the ICI Standard Agreement.

                                Acknowledgment

                      Firm: ____________________________

               By: _____________________________

               Name:

               Title:

               Date:

                          UAM FUND DISTRIBUTORS, INC.
                              211 Congress Street
                          Boston, Massachusetts 02110

________________________________________________________________________________

                            BROKER SERVICES AGREEMENT
             UAM FUNDS, INC., UAM FUNDS, INC. II AND UAM FUNDS TRUST
                      (Institutional Service Class Shares)

________________________________________________________________________________


Broker:____________________________________

Gentlemen:

         We offer to make available to your customers, through you acting as broker or agent on behalf of such customers, Institutional Service Class Shares (the "Shares") of the Portfolios of UAM Funds, Inc., UAM Funds, Inc. II and of UAM Funds Trust (each Portfolio is referred to herein as the "Fund") with respect to which we have been retained to act as exclusive national distributor and which are offered for sale pursuant to currently effective federal Prospectuses describing such Shares.

CUSTOMERS:
----------

         The customers whom you assist in purchasing, or for whom you purchase, Shares are for all purposes your customers and not our customers. Subject to the further provisions of this Agreement, the applicable provisions of the Prospectuses for the Shares, federal and state securities laws and the rules of the NASD, we may sell Shares to your customers through you and upon your order.

OFFERING PRICE TO PUBLIC:
-------------------------

         Orders for Shares received from you and accepted by the Fund, will be at the public offering price applicable to each order as set forth in that Fund's Prospectus relating to such Shares. The manner of computing the net asset value of Shares, the public offering price and the effective time of orders received from you are described in the Prospectuses for the Shares. We reserve the right, at any time and without notice, to suspend the sale of Fund Shares.

SALES, ORDERS AND CONFIRMATIONS:
--------------------------------

         In purchasing Fund Shares for customers or otherwise, you shall not act as dealer for your own account, and in no transaction shall you have any authority to act as agent for the Fund, for any other selected dealer or for us. No person is authorized to make any representation concerning the Shares or any Fund except those contained in the relevant and current Prospectus and in written information issued by the Fund or by us as a supplement to such Prospectus. In purchasing Fund Shares, you shall rely solely on such representations contained in the Prospectus and in such written supplemental information.

         All sales are made subject to confirmation and orders are subject to acceptance or rejection by the Fund in its sole discretion. Your orders must be wired, telephoned or written to the Fund as provided in the relevant and current Prospectus. You agree to place orders solely upon receipt of orders for the same number of Shares and at the same price from your customers and for your customers' accounts, and that you will not otherwise purchase Shares except for investment. You will not, as principal, purchase or sell Fund Shares, but will act solely as agent for your customers in all transactions initiated by you, and as between you and your customers, your customers will be the beneficial owners of the Shares. Each of your orders shall be confirmed by you in writing on the same day. The procedures relating to the handling of orders shall be subject to such further instructions as we may issue from time to time.

PAYMENT AND ISSUANCE OF CERTIFICATES:
-------------------------------------

         The Shares purchased by you on behalf of your customers hereunder shall be paid for in full at the public offering price, by check payable to the Fund, at its office, within three business days after our acceptance of your order. If not so paid, we reserve the right to cancel the sale and to hold you responsible for any loss sustained by us or the Fund (including lost profit) in consequence. Certificates representing the Shares will not be issued.

REDEMPTIONS:
------------

         The relevant Prospectus describes the provisions whereby a Fund, under all ordinary circumstances, will redeem Shares held by shareholders on demand. You agree that you will not make any representations to shareholders relating to the redemption of their Shares other than the statements contained in the relevant and current Prospectus, and the underlying organizational documents of the Fund, to which it refers, and that you will quote as the redemption price only the price determined by the Fund.

SERVICE FEES:
-------------

         We expect you to provide services and assistance (the "Services") to your customers who own Fund Shares, including but not limited to, answering routine inquiries regarding the Shares or a Fund or the status of a customer's account and providing information to customers relating to maintaining their investment in the Fund.

         12b-1 Plans:

                  For your Services in respect of Shares of any Fund that has a Distribution Plan under Rule 12b-1 (a "12b-1 Plan") of the Investment Company Act of 1940 (the "1940 Act"), you will receive a fee (the "12b-1 Fee"), as established by us and the Fund from time to time, pursuant to the provisions of the 12b-1 Plan of such Fund relating to such Shares, subject to the further provisions of this Agreement, the terms of the then current and applicable Prospectus relating to such Shares and the provisions of the relevant 12b-1 Plan. The 12b-1 Fee in respect of Shares of a particular Fund shall be based on the net asset value of such Shares held in the accounts of your customers, provided that such Shares so held have an aggregate net asset value of at least the minimum amount established by us from time to time. Such 12b-1 Fee shall consist of a distribution fee component, if any, and/or a service fee component, if any, the rates of which shall be as provided in the schedule of fees set forth in Appendix A attached hereto, as the same may be amended by a Fund or by us at any time and from time to time by notice thereof to you; provided, however, that in no event shall the rate of any such component be in excess of the current rates set forth in the then current and applicable Prospectus relating to such Shares and the provisions of the relevant 12b-1 Plan.

                  We reserve the right, at any time, without notice, to modify, suspend or terminate payments hereunder, or any component of such payments, either with respect to one or more Funds or classes of Shares or generally with respect to the Funds and the Shares; and the payment of 12b-1 Fees hereunder shall be automatically suspended or terminated if and to the extent that payments under the relevant 12b-1 Plan are suspended or terminated, or automatically reduced if and to the extent that the corresponding rates of payments to be made under the relevant 12b-1 Plan are reduced. Any such action may be for any reason whatsoever or no reason at all; and you agree that you shall not be entitled to any payments for any period after the effective date of any such suspension or termination, nor shall you be entitled to any payments after the effective date of any such modification or reduction except as may be calculated pursuant to a modified or reduced schedule of fees substituted for the previously effective schedule.

                  You understand and agree that we merely administer and forward payments pursuant to the 12b-1 Plans of the Funds and that we shall have no liability to you for such payments. Accordingly, you agree that anything to the contrary herein notwithstanding (i) we shall have no liability to you, and you shall have no recourse whatsoever against us or our assets, for any payment for which provision is made in this Agreement, and (ii) your sole recourse, if any, in respect of any such payment for which provision is made in this Agreement shall be against the respective Fund or Manager, as the case may be.

LEGAL COMPLIANCE:
-----------------
         This Agreement and any transaction with, or payments to, you pursuant to the terms hereof is conditioned on your representations to us that, as of the date of this Agreement (i) you are, and at all times during its effectiveness you will be, a registered broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"), or that the 1934 Act does not require you to be so registered and such a member; and (ii) you are, and at all times during its effectiveness you will be, qualified under applicable state securities laws in each jurisdiction in which the actions contemplated to be taken by you under this Agreement require you to be qualified to act as a dealer in securities. You agree to notify us promptly in writing and immediately suspend sales of Shares if this representation ceases to be true. You also agree that you will comply with the rules of the NASD including, in particular, Sections 2, 21(c) and 26 of Article III of its Rules of Fair Practice, as amended, or, if you are not required to be a member of the NASD, with the applicable rules and regulations of any organization, agency or authority having jurisdiction in such matters; and, further, you agree that you will maintain adequate records with respect to your transactions with us and the Funds.

BLUE SKY MATTERS:
-----------------

         We shall have no obligation or responsibility with respect to your right to sell Shares in any state or jurisdiction. We may furnish you with information identifying the states and jurisdictions where the Shares of a Fund are qualified for sale; and you will not transact orders for Shares except in such states and jurisdictions as identified by us.

LITERATURE:
-----------

         We will furnish you with copies of each Fund's relevant Prospectus and sales literature (if any) and other information made publicly available by us or the Fund which relate to the Fund or the Shares of such Fund, in reasonable quantities upon your request. You agree to deliver a copy of the current and relevant Prospectus in accordance with the provisions of the Securities Act of 1933 to each purchaser of Shares. We shall file Fund sales literature and promotional material with the NASD as required. You may not publish or use any sales literature or promotional materials with respect to the Shares, the Funds or any Fund without our prior review and written approval.

NOTICES AND COMMUNICATIONS:
---------------------------

         All communications from you (other than purchase and sale orders) should be addressed to us at 211 Congress Street, Boston, Massachusetts 02110,
Attention: Compliance Officer. Any notice from us to you shall be deemed to have been duly given if mailed or telegraphed to you at the address set forth below. Each of us may change the address to which notices shall be sent by notice to the other in accordance with the terms hereof.

TERMINATION:
------------

         This Agreement may be terminated by either party at any time by written notice to that effect and will terminate without notice upon the appointment of a trustee for you under the Securities Investor Protection Act, or any other act of insolvency by you. Notwithstanding the termination of this Agreement, you shall remain liable for any amounts otherwise owing to us or the Funds and for your portion of any transfer tax or other liability which may be asserted or assessed against the Fund, or us.

AMENDMENT:
----------

         This Agreement may be amended or revised to modify, suspend or terminate payments hereunder as provided in the section above entitled "Service Fees" or to amend Appendix A as provided in said section. This Agreement may be otherwise amended or revised at any time by us upon notice to you and you will be deemed to have accepted any such other amendment or revision upon placing any subsequent order for Shares.

GENERAL:
--------

         Your acceptance hereof will constitute an obligation on your part to observe all the terms and conditions hereof. In the event that you breach any of the terms and conditions of this Agreement, you will indemnify us, the Funds, and our affiliates for any damages, losses, costs and expenses (including reasonable attorneys' fees and expenses) arising out of or relating to such breach. In the event that we breach any of the terms and conditions of this Agreement, we will indemnify you and your affiliates for any damages, losses, costs and expenses (including reasonable attorneys' fees and expenses) arising out of or relating to such breach. Nothing contained herein shall constitute you, us and any brokers or dealers an association or partnership. All references in this Agreement to the "Prospectus" refer to the then current and relevant version of the Prospectus of the particular Fund or Funds concerned and include the Statement of Additional Information incorporated by reference therein and any stickers or supplements thereto.

         This Agreement is to be construed in accordance with the laws of The Commonwealth of Massachusetts.

         Please confirm this Agreement by dating and executing, by your duly authorized representative, one copy of this Agreement below and return it to us. Keep the enclosed duplicate copy for your records.

                                           UAM FUND DISTRIBUTORS, INC.


                                           BY:__________________________________
                                               (Name of Officer and Title)

                     BROKER SERVICES AGREEMENT ACCEPTANCE
                     ------------------------------------

UAM FUND DISTRIBUTORS, INC.

         The undersigned hereby confirms its acceptance of, and agreement to the terms of, the foregoing Broker Services Agreement and acknowledges that any purchase of Fund Shares made during the effectiveness of this Agreement is subject to all the applicable terms and conditions set forth in this Agreement, and agrees to pay for the shares at the price and upon the terms and conditions stated in the Agreement. The undersigned hereby acknowledges receipt of Prospectuses relating to the Fund Shares and confirms that, in executing this Broker Services Agreement, it has relied on such Prospectuses and not on any other statement whatsoever, written or oral.

                              PLEASE SIGN HERE AND COMPLETE BELOW

                              ______________________________________________
                              (Full Corporate Name of Broker)


                              By: __________________________________________
                                   (Name of Officer and Title)

                                   _________________________________________
                                   (Broker's Tax Identification No,)


                                   _________________________________________
                                   (Notice Address -- Please include name of compliance contact)


                              Date:  _______________________________________

                                  APPENDIX A
                                SCHEDULE OF FEES
                                   12B-1 FEES

         A separate fee for each Fund will be determined quarterly based on the annual rates set forth below.

                                                  Distribution         Service

Name of Fund                                        Component         Component
------------                                        ---------         ---------

MJI International Equity Portfolio (IS)               0.00%             0.25%

NWQ Special Equity Portfolio (IS)                     0.15%             0.25%

TJ Core Equity Portfolio (IS)                         0.00%             0.25%

                                      A-6